Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Tennant Company:

          We consent to the incorporation by reference in the registration statements No. 33-59054 on Form S-8 relating to the Tennant Company 1992 Stock Incentive Plan, No. 333-84374 on Form S-8 relating to the Tennant Company Restricted Stock Plan for Non-Employee Directors, No. 33-62003 on Form S-8 relating to the Tennant Company 1995 Stock Incentive Plan, No. 333-28641 on Form S-8 relating to the Tennant Company Non-Employee Director Stock Option Plan, No. 333-73706 on Form S-8 relating to the Tennant Company 1999 Stock Incentive Plan, No. 333-51531 on Form S-8 relating to the Tennant Commercial Retirement Savings Plan, No. 333-84372 on Form S-8 relating to the 1998 Management Incentive Plan, No. 333-114884 on Form S-8 relating to the Tennant Company Profit Sharing and Employee Stock Ownership Plan, and No. 333-142581 on Form S-8 relating to the Tennant Company 2007 Stock Incentive Plan of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Tennant Company and subsidiaries as of December 31, 2007 and 2006, the related consolidated statements of earnings, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2007, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in or are incorporated by reference in the December 31, 2007 annual report on Form 10-K of Tennant Company.

          Our report dated February 29, 2008 with respect to the consolidated balance sheets of Tennant Company and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2007, states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as of January 1, 2006, Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006, and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007.

/s/ KPMG LLP

Minneapolis, Minnesota
March 5, 2008

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